Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, $0.0001 par value per share	457(c)	14,519,218(2)	$24.95(3)	$362,254,489.10	0.0000927	$33,580.99
Fees to be Paid	Equity	Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	457(i)	7,719,779	$—	$—	0.0000927	$— (5)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$362,254,489.10		$33,580.99
	Total Fees Previously Paid
	Total Fees Offsets
	Net Fee Due					$362,254,489.10		$33,580.99

(1)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)
Consists of (i) up to 7,719,779 shares of Class A Common Stock that are issuable upon the exercise of the Private Placement Warrants, and (ii) up to 6,799,439 shares of Class A Common Stock issuable upon the exercise of Public Warrants originally issued in the initial public offering of YAC (as such defined terms are defined in the Registration Statement on Form S-1 that this fee table relates to (the “Registration Statement”)).

(3)
Pursuant to Rule 457(c) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $24.95, which is the average of the high and low prices of the Class A Common Stock on March 23, 2022 on the NYSE American.

(4)
Represents the potential resale of 7,719,779 Private Placement Warrants to purchase shares of Class A Common Stock that were issued in a private placement in connection with the initial public offering of YAC, which represent warrants to acquire 7,719,779 shares of Class A Common Stock.

(5)
In accordance with Rule 457(i), the entire registration fee for the Warrants is allocated to the shares of Class A Common Stock underlying the Warrants, and no separate fee is payable for the Warrants (as such defined terms are defined in the Registration Statement).